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                                                                  EXECUTION COPY

                   PURCHASE AND REGISTRATION RIGHTS AGREEMENT

          PURCHASE AND REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT"), dated as of November 9, 1998, between Algos Pharmaceutical Corporation, a Delaware corporation (the "COMPANY"), and Biotech Target S.A., a Panamanian corporation (the "PURCHASER").

                                     RECITAL

          The Purchaser desires to purchase from the Company, and the Company desires to sell to Purchaser, shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK") and a warrant to purchase shares of the Common Stock, on the terms set forth herein.

                                    AGREEMENT

          In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

I. PURCHASE OF STOCK AND WARRANT, ETC.

          1.1. Purchase of Stock and Warrant. Subject to all of the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell to the Purchaser, one million (1,000,000) shares of its Common Stock (the "SHARES") and one warrant (the "WARRANT") in the form attached hereto as Exhibit A to purchase 250,000 shares of its Common Stock at an initial exercise price of $25.00 per share (the "WARRANT SHARES") for an aggregate purchase price of $25.0 million. The aggregate purchase price for the Shares and the Warrant is referred to in this Agreement as the "Purchase Price."

          1.2. Delivery of Funds and Certificates. At closing of the purchase and sale of the Shares and the Warrant, the Company will deliver to the Purchaser a duly executed stock certificate, registered in the Purchaser's name and representing the Shares and a duly executed Warrant in the Purchaser's name in the form attached hereto as Exhibit A, against payment in United States dollars of the Purchase Price therefor by delivery by wire transfer of immediately available funds to such bank account as the Company shall designate in the amount of the Purchase Price.

II. PURCHASER'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS

          2.1. Investment Intention. The Purchaser represents and warrants that it is purchasing the Shares, the Warrant and the Warrant Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution of any thereof. The Purchaser agrees that it will not, directly or indirectly, offer, transfer, sell,





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pledge, hypothecate or otherwise dispose of any of the Shares, the Warrant or the Warrant Shares (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any of the Shares, the Warrant or the Warrant Shares), except in compliance with the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations thereunder, and state securities laws.

          2.2. Legends. Each certificate representing the Shares shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER SOLELY FOR ITS OWN ACCOUNT FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION OF ANY THEREOF. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM."

          2.3. Transfer Obligations. If any of the Shares, the Warrant or the Warrant Shares are offered, sold, transferred, pledged, hypothecated or otherwise disposed of in accordance with an exemption from the registration requirements of the Act, the Purchaser shall deliver to the Company (and to the transfer agent with respect to the Shares if so requested by the Company) prior to the time of such offer, sale, transfer, pledge or other disposition such documentation (including, without limitation, opinions of counsel) as the Company may request in connection therewith.

          2.4. Ability to Bear Risk. The Purchaser represents and warrants that
(a) its financial situation is such that it can afford to bear the economic risk of holding the unregistered Shares, the Warrant and the Warrant Shares for an indefinite period and (b) it can afford to suffer the complete loss of its investment in the Shares, the Warrant and the Warrant Shares.

          2.5. Access to Information; Evaluation of Risks. The Purchaser represents and warrants that (a) it is an accredited investor, as the term is defined in Regulation D under the Act, and that it understands and has taken cognizance of all the risk factors related to the purchase of the Shares, the Warrant and the Warrant Shares, (b) it has received and carefully reviewed the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "ANNUAL REPORT"), the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998 (the "QUARTERLY REPORTS") and the Company's press releases dated August 19, 1998, September 14, 1998, September 24, 1998 and October 20, 1998 (the "PRESS RELEASES") and has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Shares, the Warrant and the Warrant Shares and to obtain any additional information which it deems necessary to make an informed investment decision with respect to the purchase of the Shares, the Warrant and the Warrant Shares and to verify the accuracy of the information contained in the Annual Report, the Quarterly Reports and the Press Releases and (c) its knowledge and experience in

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financial and business matter is such that it is capable of evaluating the risks of the investment in the Shares, the Warrant and the Warrant Shares.

          2.6. Federal Securities Laws Matters. The Purchaser represents that it is familiar with Release No. 5226 issued by the Securities and Exchange Commission (the "COMMISSION") under the Act, it has consulted with its counsel with regard thereto, and it is fully aware of the position of the Commission limiting the resale to the public of any of the Shares, the Warrant, the Warrant Shares or any part thereof.

III. COMPANY'S REPRESENTATIONS AND WARRANTIES


          The Company represents and warrants to the Purchaser as of the Closing Date as follows:

          3.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified as a foreign corporation to do business in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification, except where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would not materially or adversely affect the Company, its assets, financial condition or operations. The Company has no subsidiaries.

          3.2. Corporate Power; Authorization. The Company has all requisite corporate power to, and has taken all requisite corporate action to, execute and deliver this Agreement and the Warrant, to sell and issue the Shares and the Warrant and to carry out and perform all of its obligations under this Agreement and the Warrant. Each of this Agreement and the Warrant constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally and (iii) as to those provisions of each agreement relating to indemnity, as may be limited by applicable laws. The execution and delivery of this Agreement and the Warrant does not, and the performance of this Agreement and the Warrant and the compliance with the provisions hereof and thereof and the issuance, sale and delivery of the Shares and the Warrant by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or (a) any material governmental statute, law, rule applicable to the Company or (b) material order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which the Company is aware, the violation of which would materially and adversely affect the Company, its assets, financial condition or operations.

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          3.3. Issuance and Delivery of the Shares. The Shares, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          3.4. Full Disclosure. The Company has furnished to the Purchaser the following documents filed with the Commission (collectively, the "SEC DOCUMENTS") and the Company warrants that the information contained in such documents, as of their respective dates, did not contain any untrue statement of a material fact, and did not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement was made, not misleading:

                      (a) The Quarterly Reports.

                      (b) The Annual Report.

          3.5. Litigation. Except as set forth in the SEC Documents, there is no pending or, to the Company's knowledge, threatened action, suit or other proceeding before any court, governmental body or authority, or arbitrator to which the Company is a party or to which its property or assets are subject.

          3.6. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement and the Warrant except for (a) compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, and (b) the filing of a registration statement and all amendments thereto with the SEC as contemplated by Section IV of this Agreement.

          3.7. No Material Adverse Change. Since June 30, 1998, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the SEC Documents except changes in the ordinary course of business or which have not been, either individually or in the aggregate, materially adverse.

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IV. REGISTRATION RIGHTS

          4.1. On or prior to March 9, 1999, the Company shall prepare and cause to be filed with the Commission pursuant to Rule 415 under the Act a shelf registration statement on the appropriate form relating to resales of the Shares by the Purchaser (the "REGISTRATION STATEMENT"). The Purchaser agrees to fully cooperate with the Company in connection with the preparation and filing of the Registration Statement, including, without limitation, by providing the Company with such information about the Purchaser for inclusion in the Registration Statement as may be required by the Act, and the Company's obligations under this Article III shall be contingent upon the Purchaser complying with its obligations set forth in this sentence.

          4.2. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as promptly as practicable following the filing thereof.

          4.3. The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Act until the two year anniversary of the date of this Agreement or until the end of such shorter period as will terminate on the earlier of (a) the date when all the Shares covered by the Registration Statement have been sold pursuant thereto other than to an affiliate of the Purchaser and (b) the date on which the Purchaser and its affiliates no longer own any of the Shares. Notwithstanding the foregoing, the Company shall not be required to keep the Registration Statement effective in the event that (i) an event occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and
(ii)(A) the Company determines in its good faith judgment that the disclosure of such event at such time would have an adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; which period shall not exceed an aggregate of 60 days in any twelve-month period. The Purchaser agrees to give the Company at least one Business Day notice of its intent to resell its Shares under the Registration Statement so that the Company can confirm that no event mentioned in the preceding sentence has occurred and that the Registration Statement is available for such use. The term "BUSINESS DAY" as used herein means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

V. INDEMNITY


          5.1. The Company agrees to indemnify and hold harmless the Purchaser, its directors, officers and each person, if any, who controls the Purchaser (within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), from and against any and all losses, claims, damages, liabilities, judgments,

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(including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or prospectus (or any amendment or supplement thereto) provided by the Company to the Purchaser or any prospective purchaser of registered Shares, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by (i) an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to the Purchaser furnished in writing to the Company by or on behalf of the Purchaser or (ii) an untrue statement or omission or alleged untrue statement or omission that is corrected in any subsequent Registration Statement, preliminary prospectus or prospectus (or any amendment or supplement thereto) that was delivered to the Purchaser by the Company.

          5.2. The Purchaser agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in Section 5.1 above, but only with reference to information relating to the Purchaser furnished in writing to the Company by or on behalf of the Purchaser expressly for use in any Registration Statement except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that was corrected in writing by the Purchaser and delivered to the Company for use in the Registration Statement at issue prior to the date of such Registration Statement.

          5.3. In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 5.1 or 5.2 (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 5.1 and 5.2, the Purchaser shall not be required to assume the defense of such action pursuant to this Section 5.3, but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Purchaser). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party or (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party. In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more

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than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Purchaser, in the case of the parties indemnified pursuant to Section 5.1, and by the Company, in the case of parties indemnified pursuant to Section 5.2. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

VI. MISCELLANEOUS

          6.1. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address as either party to this Agreement shall specify by notice to the other:

     if to the Company:

               Algos Pharmaceutical Corporation
               1333 Campus Parkway
               Neptune, New Jersey  07753
               Attention: President and Chief Executive Officer

     with a copy to:

               Algos Pharmaceutical Corporation
               1333 Campus Parkway
               Neptune, New Jersey  07753
               Attention: General Counsel

               and

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               Latham & Watkins
               885 Third Avenue
               New York, New York 10022
               Attention: Raymond Y. Lin

     if to the Purchaser:

               Biotech Target S.A.
               Swiss Bank Tower
               Panama 1
               Republic of Panama

     with a copy to:

               Baker & McKenzie
               815 Connecticut Avenue, N.W.
               Washington, D.C. 20006-4078
               Attention: Thomas J. Egan, Jr.

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

          6.2. Fees. The Company agrees to pay to the Purchaser, upon receipt of written invoice(s), all reasonable fees and expenses of legal counsel incurred in connection with the execution and delivery of this Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby; provided, however, that in no event shall the Company be obligated to pay any such fees and expenses in excess of $25,000.

          6.3. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

          6.4. Waiver. Either party hereto may by written notice to the other
(a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive compliance with any of the conditions or covenants of the other contained in this Agreement; and (c) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party

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hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

          6.5. Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto.

          6.6. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either party hereto without the prior written consent of the other party.

          6.7. Applicable Law; Consent to Jurisdiction. (a) This Agreement shall be construed and enforced in accordance with, and be governed by, the internal laws of the State of New York, without regard to its choice of law rules, and the parties consent to the exclusive jurisdiction of the federal and state courts located in the city of New York to resolve any dispute relating to this Agreement.

     (b) To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section 6.7 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

     (c) Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts located in the City of New York, State of New York, for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that this or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that

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service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 6.1 hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 6.1 hereof does not constitute good and sufficient service of process. The provisions of this
Section 6.7 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court located in the City of New York, State of New York.

          6.8. Survivability. The representations and warranties contained in this Agreement shall survive the closing of the transactions contemplated hereunder.

          6.9. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          6.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                            [signature page follows]

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          IN WITNESS WHEREOF, the Company and the Purchaser have executed this
Agreement as of the day and year first above written.

                                            BIOTECH TARGET S.A.

                                            By: /s/ A. Hove
                                               -------------------------------
                                               Name: A. Hove
                                                    --------------------------
                                               Title: Signatory Authority
                                                     -------------------------


                                            BIOTECH TARGET S.A.

                                            By: /s/ A. Bremer
                                               -------------------------------
                                               Name: A. Bremer
                                                    --------------------------
                                               Title: Signatory Authority
                                                     -------------------------


                                            ALGOS PHARMACEUTICAL CORPORATION

                                            By: /s/ W. Bradford Middlekauff
                                               -------------------------------
                                               Name: W. Bradford Middlekauff
                                                    --------------------------
                                               Title: Vice President, Business
                                                      Development and General
                                                      Counsel

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                                    EXHIBIT A
                                     WARRANT

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